UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EMC Corporation

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The following email was sent by Joseph M. Tucci, Chairman and Chief Executive Officer of EMC Corporation (the “Company”), to employees of the Company.

SUBJECT: Dell | EMC Integration Update

Last month, Dell announced a definitive agreement for NTT DATA to acquire Dell Services, which includes Dell’s business process outsourcing, application management and infrastructure services. Dell will continue to provide its customers global support, deployment and professional services aligned to Dell Client Solutions and Enterprise Systems businesses. Following the completion of the Dell/EMC transaction, the Dell and EMC II services capabilities will be combined to form an industry-leading global technology services organization to support customers’ migration from today’s platforms to tomorrow’s technologies and solutions. In addition, the combined Dell and EMC II internal IT organizations will be a showcase for our customers as we help them on their journey to modernize, automate and transform their IT environments and build their digital future.

As we prepare for the largest technology combination in history, I am pleased to share this update from Michael Dell on the future leadership of the combined company, following his earlier announcement that I shared with you on March 1:

•	Howard Elias will be President, Global Services and IT, supporting Client Solutions and Enterprise Systems business units and enterprise, commercial, and consumer & small business customers. He will be responsible for global support and deployment, consulting services, technology professional services, and the combined Dell and EMC II internal IT organization.

•	Rory Read at Dell will continue in his role as Chief Integration Officer for the Dell/EMC integration.

The Global Services organization will provide strategic guidance and technology expertise to help customers drive value through IT innovation with a focus on an exceptional total customer experience. The IT organization will encompass the people, technology and systems to deliver the most modern IT experience for the business, customers and partners.

These appointments will become effective immediately upon close of the transaction with Dell. Until then, Howard continues in his current role at EMC responsible for Global Enterprise Services as well as continuing to partner with Rory leading the Value Creation and Integration Office.

We are continuing to make decisions on the future combined business and will keep you updated on our progress. There are still critical decisions to be made about a number of important areas of the new company and much of that work is still ongoing. We are excited about the progress we are making to combine Dell and EMC, and even more excited about unleashing our unmatched capabilities, solutions and services to help our customers achieve their goals. Thank you for your hard work and staying focused on serving our customers and partners.

Joe

The following email was sent by David Goulden, CEO, EMC Information Infrastructure at the Company, to employees of the Company.

Great news to share in this note from Joe below: Michael Dell has appointed Howard Elias to lead the combined Dell and EMC II services business and internal IT organizations, effective immediately after the close of the transaction. (The existing services at RSA, ECD and Virtustream will remain aligned with those business units.) This will be received as very welcome news by EMC customers and partners, because it reaffirms Dell’s commitment to EMC’s enterprise class service model for customers of all sizes and our mission to provide customers with the very best total customer experience in the industry. Both companies bring great services capabilities that will enable us to serve more customers as their next-gen strategic partner for large scale IT transformations. We will continue to have very tight connections in the field between our selling, marketing and services organizations. Howard has been a key member of our leadership team since 2003, and his deep experience with our business, customers and partners will serve us well in his future role.

To stay informed on the status of the Dell/EMC integration, please bookmark the Dell/EMC site on Inside EMC, where you can always find the latest information on the merger — including updated answers to Frequently Asked Questions, talking points to use in conversations, a monthly update blog from Howard Elias and a Question of the Week feature from me.

David

The following email was sent by Howard Elias, President and COO, Global Enterprise Services and Co-leader, Dell/EMC Value Creation and Integration Office at the Company, to employees of the Company.

Subject: Global Services and IT Organization for the Combined Dell-EMC

By now, I hope you have seen the message from Joe Tucci and David Goulden announcing my appointment as President, Global Services and Information Technology, for the combined Dell-EMC, effective once the transaction closes. I am thrilled and honored to be taking on this important role.

Our new organization will incorporate the current EMC II Global Services and the Dell Global Support and Deployment organizations, as well as the current IT organizations from EMC II and Dell, and will provide a critical element of our end-to-end solution for customers and prospects. EMC’s award-winning customer support and services, together with Dell’s expertise, will be a driving force in helping our customers successfully transform their organizations and reap the benefits of the modern data center. Joining services and IT together in a single organization lets us best take advantage of their synergies. As we become the trusted advisor for our customers’ IT transformation journey, we can demonstrate firsthand how we use our own technology and service enablement, and then help our customers achieve similar benefits. We will build on EMC’s exceptional Total Customer Experience and innovations in customer service, including our strong foundation of industry-leading best practices and commitment to continuous improvement.

All leadership positions announced by Michael will become effective immediately after the close of the transaction, which we expect will occur later this year. Until the transaction closes, we must continue to operate EMC and Dell as separate entities. There are still critical decisions to be made about a number of important pieces of the combined company, including the EMC Centers of Excellence (COEs) and Global Business Services, and some of that work is still ongoing. This announcement is not inclusive of all functions, so you can anticipate further updates as soon as practical as decisions are made.

Until the transaction closes, I will continue in my current role leading GES and serving as the co-leader of the Dell-EMC Value Creation and Integration Office. Thank you for staying focused on serving our customers and for your continued work to make our business successful.

Best,

Howard

Disclosure Regarding Forward Looking Statements

This communication contains forward-looking information about EMC Corporation and the proposed transaction that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) the failure to obtain the approval of

EMC Corporation shareholders in connection with the proposed transaction; (ii) the failure to consummate or delay in consummating the proposed transaction for other reasons; (iii) the risk that a condition to closing of the proposed transaction may not be satisfied or that required financing for the proposed transaction may not be available or may be delayed; (iv) the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated; (v) risk as to the trading price of Class V Common Stock to be issued by Denali Holding Inc. in the proposed transaction relative to the trading price of shares of VMware, Inc.’s common stock; (vi) the effect of the proposed transaction on VMware’s business and operating results and impact on the trading price of shares of Class V Common Stock of Denali Holding Inc. and shares of VMware common stock; (vii) the diversion of management time on transaction-related issues; (viii) adverse changes in general economic or market conditions; (ix) delays or reductions in information technology spending; (x) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (xi) competitive factors, including but not limited to pricing pressures and new product introductions; (xii) component and product quality and availability; (xiii) fluctuations in VMware’s operating results and risks associated with trading of VMware common stock; (xiv) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (xv) the ability to attract and retain highly qualified employees; (xvi) insufficient, excess or obsolete inventory; (xvii) fluctuating currency exchange rates; (xviii) threats and other disruptions to our secure data centers or networks; (xix) our ability to protect our proprietary technology; (xx) war or acts of terrorism; and (xxi) other one-time events and other important factors disclosed previously and from time to time in EMC Corporation’s filings with the U.S. Securities and Exchange Commission (the “SEC”). Except to the extent otherwise required by federal securities law, EMC Corporation disclaims any obligation to update any such forward-looking statements after the date of this communication.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between EMC Corporation and Denali Holding Inc. The proposed transaction will be submitted to the shareholders of EMC Corporation for their consideration. In connection with the issuance of Class V Common Stock of Denali Holding Inc. in the proposed transaction, Denali Holding Inc. has filed with the SEC a Registration Statement on Form S-4 (File No. 333-208524) that includes a preliminary proxy statement/prospectus regarding the proposed transaction, and each of Denali Holding Inc. and EMC Corporation plans to file with the SEC other documents regarding the proposed transaction. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each EMC Corporation shareholder entitled to vote at the special meeting in connection with the proposed transaction. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the preliminary proxy statement/prospectus and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from EMC Corporation’s website (http://www.EMC.com) under the link “Investor Relations” and then under the tab “Financials” then “SEC Filings”, or by directing a request to: EMC Corporation, 176 South Street, Hopkinton, Massachusetts, 01748, Attn: Investor Relations, 866-362-6973.

Participants in the Solicitation

EMC Corporation and certain of its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from EMC Corporation shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of EMC Corporation shareholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, is set forth in the preliminary proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about EMC Corporation’s executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2016 and in its Annual Report on Form 10-K filed with the SEC on February 25, 2016, and the amendment thereto on Form 10-K/A filed with the SEC on March 11, 2016. You can obtain free copies of these documents at the SEC’s website (http://www.sec.gov). You can also obtain free copies of these documents from EMC Corporation using the contact information above.